                                                                    EXHIBIT 99.1

                                                        For Information
                                                        Mark A. Hellerstein
                                                        Robert T. Hanley
                                                        303-861-8140

FOR IMMEDIATE RELEASE

           ST. MARY UPDATES GUIDANCE , PROVIDES OPERATIONS UPDATE AND
      SCHEDULES FIRST QUARTER 2005 EARNINGS CONFERENCE CALL FOR MAY 4, 2005

DENVER, April 11, 2005 - St. Mary Land & Exploration Company (NYSE: SM)
today updated its guidance for the first quarter and full year 2005 and provided an update of its operations. In addition, St. Mary has scheduled its first quarter 2005 earnings conference call for May 4, 2005. St. Mary also announced that it has entered into a five-year $500 million revolving credit facility.

Mark Hellerstein, Chairman, President and CEO, comments, "We are pleased with solid first quarter drilling results and upgraded production forecast. In particular, we believe the successful Cromwell horizontal well described below will provide a significant multi-year drilling program for the Company. We plan to test horizontal play ideas in two other field pays in the future."

             FIRST QUARTER 2005 EXPLORATION AND DEVELOPMENT PROGRAM

During the first quarter of 2005, St. Mary participated in the drilling of 58 conventional wells, of which 54 were completed as producers (93% success rate).
At the end of the first quarter, St. Mary was completing 42 conventional wells and 21 wells were drilling. The Company also completed 20 wells in its Hanging
Woman Basin coalbed methane program and participated in seven wells in the
Atlantic Rim coalbed methane play.

MID-CONTINENT REGION

In the Mid-Continent region there were 47 active wells during the first quarter with 23 successful completions, no dry holes and 24 wells drilling or being completed at the end of the quarter. There were eleven successful completions in
Northeast Mayfield during the first quarter. Nine wells were being completed and five wells were drilling in Northeast Mayfield at the end of the quarter.
Completed wells in Northeast Mayfield during the first quarter include the
Clarence 1-28 (SM 25% WI) completed at 4,700 MCFED, the Parks #1 (SM 55% WI)

completed at an initial rate of 4,000 MCFED and the Daryl Cox 1-10 (SM 39% WI)
completed at a rate of 5,700 MCFED. The Wanda #1 (SM 44% WI), which was completed after the close of the quarter, is currently producing at a rate of
8,800 MCFED from the Atoka. In the Constitution field the Paggi-Broussard 1 (SM
40%) is currently producing at a rate of 38,000 MCFD and 1,400 BOPD.

The Mowdy #1 (SM 100% WI) in the Centrahoma field was completed in March in the
Cromwell sand with an initial rate of 3,000 MCFED and is producing at a rate of
2,600 MCFED. The well was horizontally drilled and fracture stimulated. St. Mary holds 36,000 gross and 20,000 net contiguous acres in the area and thus far has been successful drilling vertical Cromwell producers in 11 sections. An additional 19 sections to the east are also considered prospective in the
Cromwell as a result of vertical wells that had shows and/or production.
Approximately half of the acreage is held by existing production. The Company is currently evaluating its future development plans with expectations of drilling approximately four horizontal wells per section in the play. In addition, the
Wapanuka limestone, which has produced from vertical wells, may respond to this completion technique and will be tested in the future.

ROCKIES REGION

During the first quarter there were 49 active wells in the Rockies region, excluding coalbed natural gas wells. Nineteen wells were successful completions, with no dry holes. 20 wells were being completed and 13 wells were drilling at
March 31. Included in the active wells were six completions in the middle Bakken play in the Williston Basin. Six middle Bakken wells were being completed and five middle Bakken wells were drilling at the end of the first quarter. The completed middle Bakken wells include the Franz 2-15H (SM 100% WI) completed at a rate of 490 BOPD and 200 MCFD, the State 4-16H (SM 83% WI) completed at an initial rate of 600 BOPD and 240 MCFD and the Lowell Larson 12-22H completed at an initial rate of 320 BOPD and 170 MCFD.

As anticipated, the Company completed 20 wells during the first quarter in its
Hanging Woman Basin coalbed natural gas program in the northern Powder River
Basin. The 77 wells completed to date in the program are currently producing
1,550 MCFD, of which 1,330 MCFD, net of compressor usage, is being sold. Current production rates have exceeded the Company's expectations at this stage of the program. Permitting is on schedule and the Company expects to be able to complete the 150 wells included in its 2005 capital expenditures budget.

ARKLATEX REGION

Nine wells in the ArkLaTex region were completed as producing wells during the first quarter, with one dry hole. Seven wells are currently being completed and one is drilling. In the horizontal James Lime Spider field, the Weyerhaeuser 12
No 1 (SM 100% WI) was completed at a rate of 3,000 MCFED. The Annette Green No
2-Alt (SM 22% WI) in the Bethany-Longstreet field was completed at a rate of
3,000 MCFED.

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GULF COAST / PERMIAN REGION

During the first quarter the Ivy J. Major et al #5 (SM 11.5% WI) in the Judge
Digby field was completed at a rate of 8,000 MCFED. The JB Farm #1 well (SM 59%
WI) in Mermentau West was completed at a rate of 350 BOPD and 2,000 MCFD.

                UPDATED FORECAST AND $500 MILLION CREDIT FACILITY

The Company updated its forecast for the first quarter and full year of 2005 as follows:

                                         1st Quarter               Year
                                         -----------               ----
Oil and gas production                 20.5 - 21.5 BCFE       83.0 - 87.0 BCFE
Lease operating expenses,
   including production taxes and
   transportation                    $1.45 - $1.55/MCFE     $1.50 - $1.55/MCFE
General and administrative expense   $0.29 - $0.34/MCFE     $0.30 - $0.35/MCFE
Depreciation, depletion & amort. $1.40 - $1.45/MCFE     $1.50 - $1.55/MCFE

St. Mary estimates its basis differential (the difference between estimated realized oil and gas prices, before hedging, and the applicable NYMEX prices)
for the first quarter of 2005 will be $2.40 to $2.60 per barrel for oil and
$0.40 to $0.50 per MMbtu for gas.

The Company also announced it has entered into a new five-year, $500 million credit facility agreement with Wachovia Bank and Wells Fargo Bank as Joint Lead
Arrangers, together with eight other participating banks. Wachovia is the
Administrative Agent for this facility. The initial borrowing base for this facility has been set at $400 million and St. Mary has elected an initial commitment of $200 million. At the closing of the new agreement on April 7, the
Company had $32 million of bank debt outstanding. Borrowings under this facility are secured by the majority of the Company's oil and gas properties and a pledge of the common stock of material subsidiary companies. Interest and commitment fees are based on the following borrowing base utilization table:

    Borrowing Base
    Utilization Percentage          <50%       >50% <75%     >75% <90%       >90%
    --------------------------- ------------ ------------- ------------ -------------
    Eurodollar Loans                1.000%       1.250%        1.500%       1.750%
    --------------------------- ------------ ------------- ------------ -------------
    ABR Loans                       0.000%       0.000%        0.250%       0.500%
    --------------------------- ------------ ------------- ------------ -------------
    Commitment Fee                  0.250%       0.300%        0.375%       0.375%
    --------------------------- ------------ ------------- ------------ -------------

St. Mary is scheduled to release first quarter 2005 earnings after the close of trading on the NYSE on May 3, 2005. The teleconference call to discuss first quarter results is scheduled for May 4, 2005 at 8:00 am (MDT). The call participation number is 888-424-5231. A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through May 13 at 800-642-1687, conference number 5396566. International participants can dial 706-634-6088 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 5396566. In

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addition, the call will be broadcast live at St. Mary's website at
www.stmaryland.com and the earnings press release and financial highlights attachment will be available before the call at www.stmaryland.com under
"News-Press Releases." An audio recording of the conference call will be available at that site through May 13.

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections. The words "will,"
"believe," "anticipate," "intend," "estimate," "forecast" and "expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the uncertain nature of the expected benefits from the acquisition of oil and gas properties, the volatility and level of oil and natural gas prices, unexpected drilling conditions and results, the risks of various exploration strategies, production rates and reserve replacement, the imprecise nature of oil and gas reserve estimates, drilling and operating service availability, uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of economically attractive exploration and development and property acquisition opportunities and any necessary financing, competition, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the "Risk Factors" section of St. Mary's 2004 Annual
Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

                                    PR-05-07
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